EXHIBIT 24

POWER OF ATTORNEY

For Executing Forms 3, 4 and 5, Form 144
and Schedules 13D and 13G

Know all by these presents that the undersigned
hereby constitutes and appoints each of Gaye Wilkerson,
Salah Gamoudi, Ben Smolij and Michael Blankenship,
signing singularly, the undersigned's true and lawful
attorney-in-fact to:

(1) execute for and on behalf of the undersigned
(a) Forms 3, 4 and 5(including amendments thereto)
in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder, (b)Form
144 in accordance with Rule 144 under the Securities
Act of 1933, and (c) Schedules 13D and 13G (including
amendments thereto) in accordance with Sections 13(d)
and 13(g) of the Securities Exchange Act of 1934 and
the rules thereunder;

(2) do and perform any and all acts for and on behalf
of the undersigned that may be necessary or desirable
to complete and execute any such Form 3, 4 or 5,
Form 144, or Schedule 13D or 13G (including amendments
thereto) and timely file such Forms or Schedules with
the Securities and Exchange Commission and any stock
exchange, self-regulatory association or any other
authority; and

(3) take any other action of any type whatsoever in
connection with the foregoing that, in the opinion of
each such attorney-in-fact, may be of benefit to, in
the best interest of, or legally required of the
undersigned, it being understood that the documents
executed by the attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall
be in such form and shall contain such terms and
conditions as the attorney-in-fact may approve in
the attorney-in-fact's discretion.

The undersigned hereby grants to each attorney-in-fact
full power and authority to do and perform all and
every act and thing whatsoever requisite, necessary or
proper to be done in the exercise of any of the rights
and powers herein granted, as fully to all intents and
purposes as the undersigned might or could do if
personally present, with full power of substitution or
revocation, hereby ratifying and confirming all that the
attorney-in-fact, or the attorney-in-facts substitutes
or substitute, shall lawfully do or cause to be done by
virtue of this Power of Attorney and the rights and
powers herein granted.  The undersigned acknowledges
that the foregoing attorneys-in-fact, and their
substitutes, in serving in such capacity at the request
of the undersigned, are not assuming (nor is SandRidge
Energy, Inc. assuming) any of the undersigned's
responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934.

The undersigned agrees that each such attorney-in-fact
may rely entirely on information furnished orally or
in writing by the undersigned to the attorney-in-fact.
The undersigned also agrees to indemnify and hold
harmless SandRidge Energy, Inc. and each such
attorney-in-fact against any losses, claims, damages or
liabilities (or actions in these respects) that arise
out of or are based upon any untrue statements or
omissions of necessary facts in the information
provided by the undersigned to such attorney-in-fact
for purposes of executing, acknowledging, delivering
or filing Form 3, 4 or 5, Form 144 or Schedule 13D or
13G (including amendments thereto) and agrees to
reimburse SandRidge Energy, Inc. and the
attorney-in-fact on demand for any legal or other
expenses reasonably incurred in connection with
investigating or defending against any such loss,
claim, damage, liability or action.

As to each of the attorneys-in-fact, this Power of
Attorney shall remain in full force and effect until
the earlier to occur of: (i) the undersigned being no
longer required to file Forms 3, 4 and 5, Form 144
and Schedules 13D and 13G (including amendments
thereto) with respect to the undersigned's holdings of
and transactions in securities issued by SandRidge
Energy, Inc.; (ii) such attorney-in-fact being no
longer employed by SandRidge Energy, Inc.; or (iii)
the undersigned revoking this Power of Attorney in a
signed writing delivered to the foregoing
attorneys-in-fact.  This Power of Attorney supersedes
any power of attorney that the undersigned has
previously granted in connection with matters
substantially similar to those discussed herein,
and any and all such previous powers of attorney are
hereby revoked.

IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of the date written
below.

/s/ Nancy Martori Dunlap
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Signature

Nancy Martori Dunlap
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Type or Print Name

October 6, 2022
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Date